EXHIBIT 23.2

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 24, 2021, on our audit of the consolidated financial statements of Farmers & Merchants Bancorp, Inc. as of December 31, 2020 and 2019, and for the three-year period ended December 31, 2020, which report is included in the Framers & Merchants Bancorp, Inc.’s Annual Report on Form 10-K.

BKD, LLP

Fort Wayne, Indiana

July 8, 2021